Pinstripes Reports Fiscal 2025 First Quarter Results And Updated Fiscal 2025 Guidance
18.9% Revenue growth year-over-year driven by new venue development
Seventeen open venues with five additional locations in development as of September 4, 2024
Secures $5 million in funding from existing lenders and upsized future loan

NORTHBROOK, Ill. - September 4, 2024 - Pinstripes Holdings, Inc. (“Pinstripes” or “the Company”) (NYSE: PNST), a best-in-class experiential dining and entertainment brand combining bistro, bowling, bocce and private event space, today reported its financial results for the fiscal quarter ended July 21, 2024.
First Quarter Fiscal 2025 Highlights
•Total revenue increased 18.9% to $30.6 million, compared to the prior year fiscal quarter
◦Food and beverage revenues increased 16.1% to $23.8 million
◦Recreation revenues increased 29.7% to $6.8 million
•Same store sales decreased (2.4)% over the prior year period
•Operating loss was $7.6 million, including pre-opening expenses of $1.0 million, or (24.9)% of total revenue, compared to operating loss of $0.9 million, including pre-opening expenses of $2.3 million, or (3.4)% of total revenue, in the prior year period.
•Net loss was $10.0 million compared to a net loss of $3.0 million in the prior year period.
•Venue-Level EBITDA(1) was $2.2 million, a decrease of $1.7 million from the prior year period
◦Venue-Level EBITDA margin was 7.2%, a decrease of 786 basis points from the prior year period
◦Venue-Level EBITDA margin for mature venues(2) was 12.6%, a decrease of 246 basis points from the prior year period
•Adjusted EBITDA(1) was $(3.5) million compared to $(1.0) million in the prior year period.
Dale Schwartz, Founder and CEO, stated, “Our first quarter results did not meet our expectations as we faced a challenging macro environment. Nevertheless, our team remains focused on executing on our top-line and profitability initiatives while ensuring we provide our guests with those magical moments they’ve come to expect from visiting Pinstripes.”
Schwartz continued, “We have made significant progress on rationalizing our cost structure by removing an annualized $10 million in venue-level costs across our system during the first quarter. In addition, our team has identified an additional $4 million in annualized savings in our SG&A that we have begun to implement across the company. We believe these actions further position our brand for improved profitability as the macro environment improves.”
Schwartz concluded, “Our fiscal 2024 openings continue to see the anticipated improvements in both top-line sales and profitability as they continue to mature, with all four venues seeing improvement in venue-level EBITDA relative to the fourth quarter. As we look ahead, we have five additional venues currently under development with two expected to open in fiscal 2025, and another 30 potential sites in various stages of development. Despite the current macro volatility and consumer softness, we firmly believe that our high-quality, connection-oriented dining, entertainment and event venues uniquely position us to succeed and drive long-term shareholder value.”
(1) Venue-Level EBITDA, Venue-Level EBITDA for mature venues and Adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables.
(2) Mature Venues are defined as venues open greater than 24 months.
Development Update
The company did not open a new venue during the first quarter, with a total venue count of 17 as of July 21, 2024.
Review of First Quarter Fiscal 2025 Financial Results
Total revenues were $30.6 million compared to $25.7 million in the first quarter of fiscal 2025. Same store sales decreased (2.4)% for the first quarter of 2025 as compared to the first quarter of fiscal 2024. The increase in revenue for the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024 was primarily due to having four new stores open in the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024, partially offset by modest decreases in volume at our 13 legacy locations, which are locations open greater than 24 months (“Mature Venues”).
Food and beverage costs as a percentage of revenues were 18.1% for the first quarter of 2025 compared to 17.2% in the first quarter of fiscal 2024. As a percentage of revenue, the increase in food and beverage costs for the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024 was primarily due to inefficiencies resulting from an increase in relatively higher cost open play sales (vs. private event sales) from the four new locations open in the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024 and modest food cost inflation in seafood and poultry.
Store labor and benefits costs as a percentage of sales were 38.1% for the first quarter of 2025 compared to 36.1% in the first quarter of fiscal 2024. The increase in store labor and benefits expenses for the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024 was primarily due to the addition of four new stores contributed to higher store labor and benefits costs. Excluding the addition of four new stores, store labor and benefits costs were flat.
Store occupancy costs, excluding depreciation, as a percentage of sales were 21.4% for the first quarter of 2025 compared to 3.9% in the first quarter of fiscal 2024. The increase in store occupancy costs, excluding depreciation, including as a percentage of revenue, for the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024, was primarily due to the impact of an amendment of a lease agreement entered in June 2023, resulting in a reduction of occupancy cost in the first fiscal quarter of 2024 of approximately $3.3 million offset in part by four new locations open in the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024.
Other store operating costs, excluding depreciation, as a percentage of sales were 17.8% compared to 17.2% for the first quarter of 2025 in the first quarter of fiscal 2024. As a percentage of revenue, the increase in other store operating expenses, excluding depreciation, for the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024 was primarily due to increases in repairs and maintenance activities, music and entertainment costs, lead generation, janitorial costs and an increase in our insurance costs in the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024.
General and administrative expenses were $5.5 million for the first quarter of 2025 compared to $3.5 million in the first quarter of fiscal 2024. As a percentage of sales, general and administrative expenses were 18.0% for the first quarter of 2025 compared to 13.7% in the first quarter of fiscal 2024. The increase in general and administrative expenses, including as a percentage of total revenue, for the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024 was primarily due to increases in public company readiness initiatives, including additional headcount and increased marketing, as well as an increase in stock compensation expense.
Operating loss was $7.6 million for the first quarter of 2025 compared to $0.9 million in the first quarter of fiscal 2024. The increase in operating loss was primarily due to the impact of the amendment of our lease agreement entered in June 2023, resulting in a reduction of occupancy cost in the first fiscal quarter of 2024 of approximately $3.3 million, in addition to higher depreciation and operating expenses of four new locations open in the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024, and expenses related to being a public company in the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024.
Net loss was $10.0 million for the first quarter of 2025 compared to $3.0 million in the first quarter of fiscal 2024.
Subsequent Events
Subsequent to the quarter-end, the Company entered into a definitive agreement with Oaktree Fund Administration, LLC and Silverview Credit Partners LP for an additional $5.0 million of financing, and in conjunction with this financing Oaktree Fund Administration, LLC upsized its potential future fundings by $10 million.
Updated Fiscal 2025 Guidance

Fiscal 2025
Same Store Sales Growth	Negative low single digit to Positive low single digit
New Venue Openings	2 venues
Mature Store(1) Venue-Level Margin	17-20%
General & Administrative Expenses including non-cash stock comp & tax	Approximately $15 million
Pre-Opening Expenses	$3 million
Adjusted EBITDA	$8-12 million
(1) Mature stores are stores open 24 or more months
Conference Call
A conference call and webcast to discuss Pinstripes’ financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Dale Schwartz, Founder and Chief Executive Officer, and Tony Querciagrossa, Chief Financial Officer.
Interested parties may listen to the conference call via telephone by dialing 201-389-0920. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13748427. The webcast will be available at investor.pinstripes.com under the events & presentations section and will be archived on the site shortly after the call has concluded.
About Pinstripes Holdings, Inc.
Born in the Midwest, Pinstripes’ best-in-class venues offer a combination of made-from-scratch dining, bowling and bocce and flexible private event space. From its full-service Italian-American food and beverage menu to its gaming array of bowling and bocce, Pinstripes offers multi-generational activities seven days a week. Its elegant and spacious 25,000-38,000 square foot venues can accommodate groups of 20 to 1,500 for private events, parties, and celebrations.

For more information on Pinstripes, led by Founder and CEO Dale Schwartz, please visit www.pinstripes.com.
Forward-Looking Statements
Certain statements in this press release, including the statements under the section titled “Updated Fiscal 2025 Guidance,” constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for the forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Pinstripes to recognize the anticipated benefits of Pinstripes’ recently completed business combination transaction, which may be affected by, among other things, competition, the ability of Pinstripes to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Pinstripes; risks related to Pinstripes’ current growth strategy; Pinstripes’ ability to successfully open and integrate new locations on a timely basis; risks related to the substantial indebtedness of Pinstripes; risks related to the capital intensive nature of Pinstripes’ business; the ability of Pinstripes’ to attract new customers and retain existing customers; the impact of labor shortage and inflation on Pinstripes; and other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive.
Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Pinstripes on June 28, 2024 and other documents filed by Pinstripes from time to time with the SEC.
Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Pinstripes. Except as expressly required by the federal securities laws, Pinstripes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Pinstripes with respect thereto or any change in events, conditions or circumstances on which any statement is based.
Non-GAAP Measures
We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this presentation, we make reference to Venue-Level EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
We define Adjusted EBITDA as net income (loss) as adjusted for the effects of: (i) depreciation and amortization; (ii) interest expense, net; (iii) income tax expense; (iv) costs associated with our recently completed business combination transaction and public company readiness and related expenses; (v) venue-level adjustments; (vi) gain on change in fair value of warrant liability; (vii) non-cash stock compensation expense; and (viii) Paycheck Protection Program loan forgiveness. We define Venue-Level EBITDA as income (loss) from operations as adjusted for the effects of: (i) depreciation expense; (ii) pre-opening expense; (iii) general and administrative expenses; and (iv) venue-level adjustments. We define Venue-Level EBITDA margin as Venue-Level EBITDA divided by revenue. We defined Venue-Level EBITDA margin for mature venues as Venue-Level EBITDA less income (loss) from operations for non-mature venues divided by revenue. Management uses Venue-Level EBITDA and Adjusted EBITDA to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA excludes the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance.
Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this presentation may be different from the methods used by other companies.
The Company is not providing a quantitative reconciliation of the forward-looking non-GAAP financial measures presented under the heading Fiscal 2025 Guidance. In accordance with Item10(e)(1)(i)(B) of Regulation S-K, a quantitative reconciliation of a forward-looking non-GAAP financial measure is only required to the extent it is available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items. The adjustments required for any such reconciliation of the Company’s forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted.
Investor Relations:
Jeff Priester
332-242-4370
Investor@pinstripes.com
Media:
ICR for Pinstripes
PinstripesPR@icrinc.com

Pinstripes Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	(Unaudited)
	July 21, 2024	April 28, 2024
Assets
Current Assets
Cash and cash equivalents	$5,029	$13,171
Accounts receivable	1,291	1,137
Inventories	892	949
Prepaid expenses and other current assets	2,269	2,101
Total current assets	9,481	17,358
Property and equipment, net	78,830	80,015
Operating lease right-of-use assets	75,309	66,362
Other long-term assets	2,941	3,586
Total assets	$166,561	$167,321
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current Liabilities
Accounts payable	$25,381	$22,706
Amounts due to customers	7,745	8,633
Current portion of long-term notes payable	5,610	4,818
Accrued occupancy costs	7,581	6,508
Other accrued liabilities	7,201	6,546
Current portion of operating lease liabilities	15,363	15,259
Warrant liabilities	3,373	5,411
Total current liabilities	72,254	69,881
Long-term notes payable	73,065	70,677
Long-term accrued occupancy costs	218	277
Operating lease liabilities	98,330	94,256
Other long-term liabilities	1,386	1,386
Total liabilities	245,253	236,477

Commitments and contingencies (Note 12)

Stockholders’ deficit
Common stock (par value: $0.0001; authorized: 430,000,000 shares; issued and outstanding: 40,087,785 shares at July 21, 2024 and 40,087,785 shares at April 28, 2024)	4	4
Additional paid-in capital	57,096	56,623
Accumulated deficit	(135,792)	(125,783)
Total stockholders’ deficit	(78,692)	(69,156)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$166,561	$167,321

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Twelve Weeks Ended
	July 21, 2024	July 23, 2023

Food and beverage revenues	$23,819	$20,517
Recreation revenues	6,776	5,223
Total revenue	30,595	25,740

Cost of food and beverage	5,535	4,438
Store labor and benefits	11,658	9,297
Store occupancy costs, excluding depreciation	6,555	1,007
Other store operating expenses, excluding depreciation	5,431	4,422
General and administrative expenses	5,504	3,528
Depreciation expense	2,518	1,644
Pre-opening expenses	1,006	2,277
Operating loss	(7,612)	(873)
Interest expense, net	(4,994)	(1,692)
Gain (loss) on change in fair value of warrant liabilities and other	2,675	(409)
Loss before income taxes	(9,931)	(2,974)
Income tax expense	75	72
Net loss	(10,006)	(3,046)
Less: Cumulative unpaid dividends and change in redemption amount of redeemable convertible preferred stock	—	(1,557)
Net loss attributable to common stockholders	$(10,006)	$(4,603)

Basic loss per share	$(0.23)	$(0.38)
Diluted loss per share	$(0.23)	$(0.38)
Weighted average shares outstanding, basic	42,587,785	12,122,394
Weighted average shares outstanding, diluted	42,587,785	12,122,394

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Weeks Ended
	July 21, 2024	July 23, 2023
Cash flows from operating activities
Net loss	$(10,006)	$(3,046)
Adjustments to reconcile net loss to net cash used in operating activities
Gain on modification of operating leases	—	(3,281)
Depreciation expense	2,518	1,644
Non-cash operating lease expense	1,598	1,325
Paid-in-kind interest	2,486	—
Operating lease tenant allowances	(521)	1,610
Stock-based compensation	546	141
(Gain) loss on change in fair value of warrant liabilities and other	(2,675)	409
Interest on finance lease obligation	6	—
Amortization of debt issuance costs	546	451
(Increase) decrease in operating assets
Accounts receivable	(154)	389
Inventories	57	—
Prepaid expenses and other current assets	(169)	(58)
Operating right-of-use asset	(3,822)	—
Other long-term assets	645	(50)
(Decrease) increase in operating liabilities
Accounts payable	4,377	(762)
Amounts due to customers	(888)	(341)
Accrued occupancy costs	1,013	(2,764)
Other accrued liabilities	1,191	1,711
Operating lease liabilities	(2,545)	(2,697)
Net cash (used in) operating activities	(5,797)	(5,319)
Cash flows from investing activities
Purchase of property and equipment	(2,128)	(5,244)
Net cash (used in) investing activities	(2,128)	(5,244)
Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock, net	—	19,886
Principal payments on finance lease obligation	(18)	—
Principal payments on long-term notes payable	(225)	(138)
Debt issuance costs	26	—
Net cash provided by (used in) financing activities	(217)	19,748
Net change in cash and cash equivalents	(8,142)	9,185
Cash and cash equivalents, beginning of period	13,171	8,436
Cash and cash equivalents, end of period	$5,029	$17,621

Supplemental disclosures of cash flow information
Cash paid for interest	$4,368	$1,148
Supplemental disclosures of non-cash operating, investing and financing activities
Transaction costs incurred in connection with the registration statements but not yet paid	$100	$—
Operating lease rent abatement	$—	$3,214
Right-of-use assets obtained in exchange for lease liabilities	$6,723	$(63)
Non-cash finance obligation	$360	$—
Non-cash capital expenditures included in accounts payable	$1,677	$2,710
Change in the redemption amount of the redeemable convertible preferred stock	$—	$1,423
Accretion of cumulative dividends on Series I redeemable convertible preferred stock	$—	$134

Pinstripes Holdings, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)

	Twelve Weeks Ended
	July 21, 2024	July 23, 2023
Net Loss	$(10,006)	$(3,046)
Depreciation expense	2,518	1,644
Interest expense, net	4,994	1,692
Income tax expense	75	72
Reported EBITDA	$(2,419)	$362
M&A, public company readiness and other related expenses[1]	247	832
Venue-level adjustments[2]	772	(2,712)
Gain on change in fair value of warrant liabilities and other	(2,675)	409
Non-cash stock comp	546	141
Adjusted EBITDA	$(3,529)	$(968)
Adjusted EBITDA Margin	(11.5)%	(3.8)%

1 Primarily represents legal and audit-related costs associated with pursuing becoming a public entity and other related expenses
2 Represents adjustment to reflect non-cash gains or losses on modifications of venue leases and other related venue expenses

Pinstripes Holdings, Inc.
Reconciliation of Loss from Operations to Non-GAAP Venue-Level EBITDA
(in thousands)

	Twelve Weeks Ended
	July 21, 2024	July 23, 2023
Loss from Operations	$(7,612)	$(873)
Loss from Operating Margin	(24.9)%	(3.4)%
Depreciation expense	2,518	1,644
Pre-opening expenses	1,006	2,277
General and administrative expenses	5,504	3,528
Venue-Level adjustments[1]	772	(2,712)
Venue-Level EBITDA	$2,188	$3,864
Venue-Level EBITDA Margin	7.2%	15.0%

1 Represents adjustment to reflect non-cash gains or losses on restructure of venue leases, impairment loss, other related venue expenses

Pinstripes Holdings, Inc.
Reconciliation of Loss from Operations to Non-GAAP Venue-Level EBITDA
Mature Venues
(in thousands)

	Twelve Weeks ended
	July 21, 2024	July 23, 2023
Loss from Operations	$(7,612)	$(873)
Loss from Operating Margin	(24.9)%	(3.4)%
Depreciation expense	2,518	1,644
Pre-opening expenses	1,006	2,277
General and administrative expenses	5,504	3,528
Venue-Level adjustments[1]	772	(2,712)
Non-Mature Loss	966	—
Venue-Level EBITDA Mature Venues	$3,154	$3,864
Venue-Level EBITDA Margin Mature Venues	12.6%	15.0%

1 Represents adjustment to reflect non-cash gains or losses on restructure of venue leases, impairment loss, other related venue expenses